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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                                           Year Ended
                                                                                       December 31, 1999
                                                                                     ---------------------
                                                                                     (Dollars in Thousands
                                                                                      except share and per
                                                                                          share data)
EARNINGS PER COMMON SHARE

  Net Income available to common shareholders                                               $    9,508
                                                                                            ==========
  Weighted average common shares outstanding                                                 5,961,287

EARNINGS PER COMMON SHARE                                                                  $      1.60
                                                                                           ===========

EARNINGS PER COMMON SHARE ASSUMING DILUTION

  Net Income available to common shareholders                                               $    9,508
                                                                                            ==========

  Weighted average common shares outstanding                                                 5,961,287

  Add: Dilutive effects of assumed exercises of stock options and warrants                     333,757

  Weighted average common and dilutive potential common shares outstanding                   6,295,044

EARNINGS PER COMMON SHARE ASSUMING DILUTION                                                $      1.51
                                                                                           ===========
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